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EXHIBIT 23

Analysis, Research & Planning Corporation's Consent

The Dow Chemical Company:

        Analysis, Research & Planning Corporation ("ARPC") hereby consents to the use of ARPC's name and the reference to ARPC's reports dated January 9, 2003, and January 26, 2004, in this Quarterly Report on Form 10-Q of The Dow Chemical Company for the quarter ended March 31, 2004, and the incorporation by reference thereof in the following Registration Statements of The Dow Chemical Company:

Form S-3:

Nos.
33-37052
33-52980
333-101647
333-106533

Form S-4:

No.
333-88443

Form S-8:

Nos.
2-64560
33-21748
33-51453
33-52841
33-58205
33-61795
333-27379
333-27381
333-40271
333-43730
333-49183
333-67414
333-88443
333-91027
333-103518
333-103519
333-105080
333-107695

/s/ B. THOMAS FLORENCE B. Thomas Florence President Analysis, Research & Planning Corporation April 26, 2004

44

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Analysis, Research & Planning Corporation's Consent